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                                                                   EXHIBIT 10.57

                 LEASE ASSIGNMENT, CONSENT, GUARANTY AND RELEASE

     This Agreement is made this 2nd day of November, 1995 and is entered into by and between Parkway Bank and Trust Company, as Trustee under the provisions of a Trust Agreement dated the 16th day of July, 1988 and known as Trust Number 8934 (hereinafter referred to as "Lessor"), S. Ann Hoven Enterprises, Inc. (formerly, All Security Products & Services, Inc.), an Illinois corporation (hereinafter referred to as "Assignor"), Shirley A. Hoven (hereinafter referred to as "Hoven"), MSG Security, L.L.C., an Illinois limited liability company (hereinafter referred to as "Assignee"), and Security Associates Command Center II, L.L.C. (hereinafter referred to as "SACC").

                                   WITNESSETH:

     WHEREAS, Lessor and Assignor entered into that certain lease (hereinafter referred to as "Lease") dated May 10, 1990 for the lease of 2114, 2116 and 2118 South Wolf Road, Des Plaines, Illinois 60018 (hereinafter referred to as "Assigned Premises"), which Premises are located in the O'Hare Corporate Run Center. A true and correct copy of the Lease is attached hereto as Exhibit A;

     WHEREAS, Tenant's obligations under the Lease are guaranteed by Hoven;

     WHEREAS, Assignor desires to Assign and Assignee desires to acquire Assignor's interest in and to the Lease and the Assigned Premises upon the same terms and conditions as are contained in the Lease and as are hereinafter set forth, effective as of August 24, 1995 (the "Assignment Date"); and

     WHEREAS, SACC desires to guaranty the full and faithful performance by Assignee of all obligations, covenants, promises and agreements under the Lease;

     NOW, THEREFORE, for and in consideration of the mutual covenants herein contained and of other good and valuable consideration, the parties hereby agree as follows:

     1. ASSIGNMENT BY AND WARRANTIES OF ASSIGNOR. Assignor assigns to Assignee all of Assignor's right, title and interest in the Lease and the Assigned Premises, effective as of the Assignment Date. Assignor hereby covenants and warrants that (a) to the best of Assignor's knowledge, Assignor is not in default under the Lease nor do any circumstances exist which by lapse of time or after notice would result in a default under the Lease, (c) Assignor has not encumbered by any prior transfer, assignment, mortgage or any encumbrance its interest in the Lease, nor, to the best of Assignor's knowledge has Assignor's interest in the Lease been encumbered by any prior transfer, assignment, mortgage or any encumbrance, and (d) Assignor has full and lawful authority to assign the Lease. The warranties contained in the paragraph are true and correct as of the date hereof, will be true on the Assignment Date.



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     2. ASSUMPTION AND ACCEPTANCE. Assignee assumes and agrees to perform each and every duty and obligation of Assignor under the Lease with respect to the Assigned Premises, effective as of the Assignment Date.

     3. LIABILITY. Through and including the Assignment Date, Assignor shall remain liable for the performance and observance of the covenants and conditions contained in the Lease to be performed and observed. Assignor shall be released for the performance and observance of the covenants and conditions contained in the Lease to be performed and observed after the Assignment Date.

     4. LIABILITY AND RELEASE OF HOVEN. Hoven shall remain liable under the Guaranty (the "Guaranty") attached to the Lease and executed by Hoven concurrently with the execution of the Lease by Assignor, for all obligations under the Lease arising through August 24, 1995. Hoven is hereby released from the Guaranty for all obligations under the Lease arising after August 24, 1995.

     5. CONSENT OF LANDLORD. Landlord hereby consents to this Assignment and certifies to Assignor and Assignee as follows:

     A) Lessor owns fee simple title to the Assigned Premises.

     B) All rent and other sums or charges due and payable under the Lease have been paid in full through the Assignment Date, subject to adjustment of operating expenses and taxes, which are reconciled once a year.

     C) All rent and other sums or charges due under the Lease are paid to the order of Robert L. Kozonis at the following address:

             1721 Moon Lake Boulevard
             Suite 301
             Hoffman Estates, Illinois 60194

     D) All notices to Lessor shall be delivered to Robert L. Kozonis at the following address:

             1721 Moon Lake Boulevard
             Suite 301
             Hoffman Estates, Illinois 60194

     E) The undersigned has full power and authority to execute this Assignment on behalf of the Lessor.

     6. ENTIRE AGREEMENT. This instrument constitutes the entire agreement between the Assignor and Assignee with respect to the Assigned Premises; no prior written or contemporaneous oral promises or representations shall be binding.



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     7. COMPLIANCE WITH LAWS. The parties expressly intend that this Assignment shall comply with all applicable laws, rules and regulations of all applicable governmental, certification and regulatory authorities. Accordingly, the parties agree to renegotiate, in good faith, any term, condition or provision of this Assignment that is determined to be in contravention of any such law, rule or regulation.

     8. NO FURTHER ASSIGNMENT. Any subsequent assignments of Assignee's interest in the Lease shall be subject to Lessor's prior written approval and consent.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

LESSOR:      PARKWAY BANK AND TRUST COMPANY,
             AS TRUSTEE AS AFORESAID, AND NOT INDIVIDUAL)

             BY: /s/ Frank Y. Taggart
                 -----------------------------

             ITS: Vice President Trust Officer
                  ----------------------------

ASSIGNOR:    S. ANN HOVEN ENTERPRISES, INC. (FORMERLY
             ALL SECURITY PRODUCTS & SERVICES, INC.

             BY: /s/ Shirley A. Hoven, Pres.
                 ----------------------------
                    Shirley A. Hoven
             ITS:    President

             Accepted and Agreed to on this 2nd day of November, 1995

             BY: /s/ Shirley A. Hoven
                 -----------------------------
                   Shirley A. Hoven, Individually

ASSIGNEE:    MSG SECURITY, L.L.C.

             BY: /s/ James S. Brannen
                 -----------------------------
                      James S. Brannen
             ITS:  President of Security Associates
                   International, Inc., Sole manager
                   of MSG Security, Inc.



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